Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-198156 and 333-180218) and Form S-8 (Nos.333-165569, 333-51595, 333-55124, 333-102211, 333-102220, 333-117131, 333-130281 and 333-143701) of National Fuel Gas Company of our report dated November 21, 2014 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Buffalo, New York
November 21, 2014